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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN EXEMPTION THEREFROM UNDER SAID ACT.

             Void after 5:00 p.m. (New York, New York time) on
                   January 31, 1999 as provided herein.

Issue Date:  as of October 18, 1995        Option to Purchase Common Shares
Expiration Date:  January 31, 1999         Exercisable Commencing:
                                                           February 1, 1996

                       COMMON STOCK PURCHASE OPTION
                       TO PURCHASE COMMON SHARES OF
                              MEDCROSS, INC.

     Medcross, Inc. (the "Company"), a Florida corporation, hereby certifies that for good and valuable consideration as described in that certain agreement dated as of October 18, 1995 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, Jason H. Pollak is entitled, subject to the terms set forth in this option (the
"Option"), at any time or from time to time, but not later than January 31, 1999, to purchase from the Company one hundred fifty thousand (150,000) shares of common stock of the Company (the
"Shares") as follows:  fifty thousand (50,000) shares at the purchase price of one and one-half dollars ($1.50) per Share beginning February 1, 1996, fifty thousand (50,000) Shares at the purchase price of two and one-half dollars ($2.50) per Share beginning February 1, 1997, and fifty thousand
(50,000) Shares at the purchase price of three and one-half dollars ($3.50) per Share beginning
February 1, 1998 (such purchase price per Share, as adjusted from time to time pursuant to the provisions set forth below, being referred to herein as the "Exercise Price").  The Issue Date shall be the date set forth above.  This Option and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void to the extent the Holder fails to exercise any portion of this Option prior to 5:00 p.m., New York, New York time, on the
Expiration Date.

1.   Restrictions on Transfer of Shares

     The Shares underlying this Option are restricted securities and have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said Act or (ii) an unqualified reasoned opinion of counsel reasonably satisfactory to the Company opining that the proposed transaction is exempt from registration under said Act.

2.   Exercise of Option

     (a)  This Option shall be exercisable as to fifty thousand (50,000) Shares at any time prior to its expiration commencing February 1, 1996, as to an additional fifty thousand (50,000) Shares at any time prior to its expiration commencing February 1, 1997, and as to an additional fifty thousand (50,000) shares at any time prior to its expiration commencing February 1, 1998.

     (b)  This Option may be exercised subject to the vesting schedule set forth in Section 2(a)
hereof by the Holder of this Option (the "Holder") by surrendering it, with the form of subscription annexed hereto duly executed by such Holder, to the Company at its principal executive office or to the Company's transfer agent accompanied by payment in full, in cash or by certified or official bank check, of the Exercise Price payable in respect of all or part of the Option being exercised.
If less than the entire Option is exercised, the Company shall, upon such exercise, execute and deliver to the Holder hereof a new Option in the same form as this Option evidencing the right to purchase Shares hereunder to the extent not exercised.  This Option shall be deemed to have been exercised prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions.

     (c)  The Company shall, at the time of any exercise of all or part of this Option, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such
Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Option; provided that if the Holder of this Option shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights.

     (d)  The Shares which may be delivered upon the exercise of this Option shall, upon payment therefor as provided herein and delivery thereof, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

     (e)  The Company shall cooperate with the Holder in an exercise pursuant to which all or part of the Shares will be sold simultaneously with the exercise of this Option with the broker-
dealer participating in such sale being irrevocably instructed to remit the proceeds of the exercise to the Company upon settlement of the sale of the underlying Shares.

3.   Fractional Shares

     No fractional securities or scrip representing fractional securities shall be issued upon the exercise of this Option.  With respect to any fraction of a security called for upon any such exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such security, determined as follows:

     (a)  If the security is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the security on such exchange on the last business day prior to the date of exercise of this Option, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

     (b)  If the security is not listed or admitted to unlisted trading privileges, the current value shall be the last reported sale price on the National Association of Securities Dealers Automated
Quotation ("NASDAQ") National Market System ("NASDAQ/NMS") or the mean between the closing bid and asked quotations reported by the NASDAQ System or the NASD OTC Bulletin
Board (or, if not so quoted, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Option; or

     (c)  If the security is not so listed or admitted to unlisted trading privileges and prices are not reported on NASDAQ, or the NASD OTC Bulletin Board (or by the National Quotation
Bureau, Inc.), an amount, not less than the book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4.   Rights of the Holder

     The Holder of this Option shall not, by virtue hereof, be entitled to any voting or other rights of  a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Option.

5.   Registration Rights

     The Corporation shall file, as soon after issuance of this Option as may be practicable, a registration statement relating to the shares of Common Stock issuable pursuant hereto on Form
S-8 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
Act of 1933 (the "Act").  In the event that, for any reason whatsoever, such Form S-8 is not available for use by the Corporation, the Corporation shall file such form of registration statement as is available for use by the Corporation as specified or otherwise permitted by the Act and the rules and regulations promulgated thereunder.  The Corporation shall bear the expenses of such registration and shall:  (a) provide any requisite prospectuses meeting the requirements of the Act and such other documents as the Consultant may reasonably request for a period of at least twelve
(12) months following expiration of the Option in order to facilitate the sale or other disposition of such securities; (b) register and qualify for sale any of such securities in such states as the
Consultant may reasonably designate; and (c) do any and all other acts and things which may be necessary or desirable to enable the Consultant to consummate the sale or other disposition of such securities.

     The Consultant hereby acknowledges that it understands that:

          (a)   neither the Option nor the Shares of the Common Stock issuable upon exercise thereof have previously been the subject of registration under the Act or any applicable state securities laws;

          (b)   the Consultant may not sell or otherwise transfer the Option or the shares of
     Common Stock issuable upon exercise of the Option unless such securities are subject to an effective registration statement under the Act and any applicable state securities laws (unless exemptions from such registration requirements are available);

          (c)   in the event that any shares of Common Stock issuable pursuant to exercise of the Option are issued at a time during which a registration statement relating to the same is not effective, until such shares of Common Stock are subject to an effective registration statement under the Act, a legend will be placed on any certificate or certificates evidencing the same indicating that the transfer of such securities on transferability and sales of such securities; and

          (d)   the Corporation will place stop transfer instructions against the certificate or certificates evidencing the securities issuable pursuant hereto to restrict the transfer thereof.

6.   Intentionally left blank.

7.   Reservation of Shares

     The Company shall at all times reserve, for the purpose of issuance on exercise of this
Option, such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Option, and the Company shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities in such number as shall be sufficient for such purpose.

8.   Approvals

     The Company shall from time to time use its best efforts to obtain and continue in effect any and all permits, consents, registrations, qualifications and approvals of governmental agencies and authorities and to make all filings under applicable securities laws that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Option and the issuance of securities on any exercise hereof.  Nothing contained in this Section 8 shall in any way expand, alter or limit the rights of the Holder set forth in Section 1 hereof.

9.   Notices

     All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, as follows:

          (a)   if to the Company, to:

                Medcross, Inc.
                3227 Bennet Street North
                St. Petersburg, Florida 33713
                Attention:  Henry Y.L. Toh, President

                with a copy to:

                De Martino Finkelstein Rosen & Virga
                1818 N Street, N.W., Suite 400
                Washington, D.C.  20036
                Attention:  Ralph V. De Martino, Esquire

          (b)   if to the Holder, to:

                Jason H. Pollak
                c/o Kalo Acquisitions, L.L.C.
                165 Eab Plaza, West Tower, Suite 628
                Uniondale, New York 11556-0165

The Company and the Holder may change such address at any time or times by notice hereunder to the other.

10.  Amendments; Waivers; Terminations; Governing Law; Headings; Entire Agreement

     This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  This Option shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.  The headings in this Option are for convenience of reference only and are not part of this Option.  This Option is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Option, and there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Option shall be in any way invalidated, empowered or affected.  A modification or waiver of any of the terms, conditions or provisions of this Option shall be effective only if made in writing and executed with the same formality of this Option.

     IN WITNESS WHEREOF, Medcross, Inc. has duly caused this Option to be signed in its name and on its behalf by its duly authorized officers, as of the date first set forth above.

                                     MEDCROSS, INC.



                                     By:  /s/ Henry Y.L. Toh
ATTEST:                                   Henry Y.L. Toh, President

/s/ Stephanie E. Giallourakis
Secretary

                              Annex to Option

                            FORM OF ASSIGNMENT

      (To be executed upon transfer of Common Stock Purchase Option)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the right represented by the within Option, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Option on the Option register of the within named
Company, with full power of substitution.

DATED:                 , 199  .


                                Signature:




                                (Signature must conform in all respects to name of holder as specified on the face of the Option)



                                Signature Guaranteed:

                              Annex to Option

                           FORM OF SUBSCRIPTION

     (To be completed and signed only upon an exercise of the Option in whole or in part)

TO:  American Stock Transfer & Trust Co.
     as transfer agent for Medcross, Inc.

     The undersigned, the Holder of the attached Option, hereby irrevocably elects to exercise
the purchase right represented by the Option for, and to purchase thereunder,                  Shares
(as such terms are defined in the Option dated as of October 18, 1995, from Medcross, Inc. to
Jason H. Pollak) (or other securities or property), and herewith makes payment of $
therefor in cash or by certified or official bank check.  The undersigned hereby requests that the
Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:
Address:
Social Security Number:
Deliver to:
Address:

     If the foregoing Subscription evidences an exercise of the Option to purchase fewer than all of the Shares (or other securities or property) to which the undersigned is entitled under such
Option, please issue a new Option, of like tenor, for the remaining portion of the Option (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:
Address:

DATED:                                   , 199  .




  (Name of Holder)




(Signature of Holder or Authorized Signatory)

Signature Guaranteed:



                                      (Social Security or Taxpayer Identification
                                      Number of Holder)
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